Spitzer & Feldman P.C.
                                 405 Park Avenue
                               New York, NY 10022

                                                                October 22, 1999

StockJungle.com Trust
3805 South Canfield Avenue, Suite B
Culver City, California 90232

Gentlemen:

     We have acted as counsel to StockJungle.com Trust (the "Trust"), a Massachusetts business trust, in connection with the preparation and filing of Registration Statement No. 333-81359; ICA No. 811-09403 on Form N-1A and Pre-Effective Amendments No. 1 and No. 2 thereto (the "Registration Statement") covering shares of beneficial interest of the Trust, par value $.001 per share.

     We have examined copies of the Amended and Restated Agreement and Declaration of Trust, the By-Laws of the Trust, the Registration Statement, and such other trust records, proceedings and documents, including the draft minutes of the Board of Trustees of the Trust, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

     The opinions expressed herein are limited to matters governed by the laws of the State of New York and the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations promulgated thereunder. Matters governed by the laws of the State of Massachusetts have been addressed in a separate opinion letter issued by the firm of Goodwin, Procter & Hoar LLP, special Massachusetts counsel, a copy of which is attached hereto.

     Based upon and subject to the foregoing, we are of the opinion that the shares of beneficial interest, par value $.001 per share, of the Trust, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement and when issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Trust's Prospectus and the Statement of Information, included as part of the Registration Statement.

                                                  Very truly yours,


                                                  Spitzer & Feldman P.C.